Exhibit 99.1

Coach CFO Nielsen to Leave; Search Commencing for Successor

NEW YORK--(BUSINESS WIRE)--June 8, 2016--Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle brands, today announced that the company’s Chief Financial Officer, Jane Hamilton Nielsen, has advised she will be departing the company to pursue another opportunity. In order to facilitate a smooth transition, Ms. Nielsen is expected to stay into August 2016. The company is commencing a search for her permanent successor with Crist Kolder Associates and it is the company’s intention that Andrea Shaw Resnick, Global Head of Investor Relations and Corporate Communications would be appointed interim CFO until a permanent appointment is made.

“During her tenure, Jane has played an important role as our leadership team’s finance partner and we wish her the best of luck as she embarks on her next chapter,” said Victor Luis, Chief Executive Officer of Coach, Inc. “In addition, we are delighted to announce our intention to have Andrea, a seasoned Coach veteran with more than 30 years of finance experience, assume the position of interim CFO. Andrea has been a great partner to me personally, and she has a unique and unparalleled understanding of the company, initially joining Coach in 2000, during our IPO.”

Coach, Inc. is a leading New York design house of modern luxury accessories and lifestyle brands. The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. In 2015, Coach acquired Stuart Weitzman, a global leader in designer footwear, sold in more than 70 countries and through its website at www.stuartweitzman.com. Coach, Inc.’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “ahead,” “estimate,” “on track,” “on course,” “forward to,” “future,” “to lead,” “to stay,” “to leave,” “to provide,” “to delivering,” “remains,” “to build,” “to drive,” “believe,” “to reinvigorate,” “to achieve,” “to enable,” “return to,” “to execute,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, etc. Please refer to Coach Inc.’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Coach
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
or
Christina Colone
Director, Investor Relations
212/946-7252